Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES THIRD QUARTER RESULTS AND DECLARES DIVIDEND

NORWICH, NY (October 24, 2023) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2023.

Net income for the three months ended September 30, 2023 was $24.6 million, or $0.54 per diluted common share, compared to $39.0 million, or $0.90 per diluted share, for the three months ended September 30, 2022, and $30.1 million, or $0.70 per diluted share, in the second quarter of 2023. Operating diluted earnings per share1, a non-GAAP measure, which excludes acquisition expense, acquisition-related provision for credit losses and securities gains (losses), net of tax, was $0.84 for the third quarter of 2023, compared to $0.91 in the third quarter of 2022 and $0.80 in the second quarter of 2023.

◾
The acquisition of Salisbury Bancorp, Inc. (“Salisbury”) by the merger of Salisbury with and into NBT (“Merger”) was completed on August 11, 2023. The Merger added 13 banking offices, $1.18 billion in loans and $1.31 billion in deposits.

◾	Period end total loans increased $1.52 billion from December 31, 2022. Excluding loans acquired from Salisbury, loans grew $337.2 million, or 5.5% annualized, since December 31, 2022.
◾	Period end total deposits increased $1.91 billion from December 31, 2022. Excluding deposits acquired from Salisbury, deposits increased $596.5 million since December 31, 2022.
◾	Noninterest income, excluding net securities gains (losses), increased 10.2% from the prior quarter and was approximately 30% of total revenue.

CEO Comments

“We delivered solid operating performance for the third quarter and through the first nine months of 2023, driven by our diversified business model and strength of our balance sheet,” said NBT President and CEO John H. Watt, Jr. “We completed our merger with Salisbury on August 11, 2023, welcoming new customers, employees, and shareholders to the NBT family and simultaneously we successfully completed the conversion to the NBT core banking systems. Our combined team is committed to providing a comprehensive suite of financial services to all of our customers and the communities we serve while also generating long-term value for our shareholders.”

Third Quarter Financial Highlights

Net Income	◾ Net income of $24.6 million and diluted earnings per share of $0.54 ◾ Operating net income was $38.3 million and diluted operating earnings per share of $0.84[1]
Net Interest Income / NIM
◾    Net interest income on a fully taxable equivalent (“FTE”) basis was $95.5 million[1]
◾    Net interest margin (“NIM”) on an FTE basis was 3.21%[1], down 6 basis points (“bps”) from the prior quarter
◾    Included in FTE net interest income was $1.4 million of acquisition-related net accretion which positively  impacted NIM by 5 bps
◾    Earning asset yields of 4.63%, up 21 bps from the prior quarter
◾    Total cost of funds of 1.50%, up 28 bps from the prior quarter

Noninterest Income	◾ Excluding net securities gains (losses), noninterest income was $40.4 million and was 29.9% of total revenues
Loans and Credit Quality
◾    Period end total loans of $9.67 billion as of September 30, 2023, up $1.52 billion from December 31, 2022 which included $1.18 billion of loans acquired from Salisbury
◾    Net charge-offs to average loans were 0.18%, annualized
◾    Nonperforming loans to total loans was 0.25%, compared to 0.24% in the prior quarter and down from 0.28% in the third quarter of 2022
◾    Allowance for loan losses to total loans of 1.19%
◾    Provision for loan losses included $8.8 million of acquisition related provision for credit losses

Deposits
◾    Deposits were $11.40 billion as of September 30, 2023, up $1.91 billion from December 31, 2022 which included $1.31 billion in deposits acquired from Salisbury
◾    Total cost of deposits was 1.18% for the third quarter of 2023, up 33 bps from the prior quarter
◾    Full cycle to-date deposit beta of 24%
◾    Deposit composition is diverse and granular with over 565,000 accounts with an average per account balance of $20,160

Capital
◾    Stockholders’ equity was $1.36 billion as of September 30, 2023
◾    Tangible book value per share[2] was $20.39 at September 30, 2023
◾    Tangible equity to assets of 7.15%[1]
◾    CET1 ratio of 11.31%; Leverage ratio of 10.23%

Loans

◾	Period end total loans were $9.67 billion at September 30, 2023, $8.36 billion at June 30, 2023 and $8.15 billion at December 31, 2022.
◾
Period end loans increased $1.52 billion from December 31, 2022. Commercial and industrial loans increased $158.5 million to $1.42 billion; commercial real estate loans increased $767.7 million to $3.58 billion; and total consumer loans increased $591.0 million to $4.67 billion. Included in total consumer loans is $132.6 million of a portfolio of loans in a run-off status.

◾	Commercial line of credit utilization rate was 22% at September 30, 2023, compared to 23% at June 30, 2023 and September 30, 2022.

Deposits

◾
Total deposits at September 30, 2023 were $11.40 billion, compared to $9.50 billion at December 31, 2022. The Company continued to experience incremental migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments.

◾	Loan to deposit ratio was 84.8% at September 30, 2023, compared to 85.8% at December 31, 2022.

Net Interest Income and Net Interest Margin

◾
Net interest income for the third quarter of 2023 was $94.9 million, which was up $5.8 million, or 6.5%, from the second quarter of 2023 and up $0.4 million, or 0.4%, from the third quarter of 2022. The increase in net interest income resulted from the Salisbury acquisition and was partially offset by the increase in cost of funds outpacing the improvement in asset yields during the quarter.

◾
The NIM on an FTE basis for the third quarter of 2023 was 3.21%, a decrease of 6 bps from the second quarter of 2023 driven by the increase in the cost of interest-bearing deposits, partly offset by an increase in average earning asset yields and $1.4 million in acquisition-related net accretion. The NIM on an FTE basis decreased 30 bps from the third quarter of 2022 due to the increase in the cost of interest-bearing deposits and higher short-term borrowings costs and average balances, partially offset by higher earning asset yields.

◾
Earning asset yields for the three months ended September 30, 2023 increased 21 bps from the prior quarter to 4.63% and increased 95 bps from the same quarter in the prior year. Average earning assets grew $819.7 million, or 7.5%, from the second quarter of 2023 due primarily to the Salisbury acquisition and organic loan growth.

◾	Total cost of deposits, including noninterest bearing deposits, was 1.18% for the third quarter of 2023, up 33 bps from the prior quarter and up 109 bps from the same period in the prior year.
◾	Total cost of funds for the three months ended September 30, 2023 was 1.50%, up 28 bps from the prior quarter and up 132 bps from the third quarter of 2022.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans was 18 bps compared to 17 bps in the prior quarter and 7 bps in the third quarter of 2022. The increase in net charge-offs from the third quarter of 2022 was due to an increase in charge-offs in the Company’s other consumer portfolio, which is in a run-off status. Net charge-offs for the portfolios in a run-off status represented the majority of total net charge-offs for the third quarter.

◾	Nonperforming assets to total assets were 0.18% at September 30, 2023, compared to 0.17% at June 30, 2023 and 0.19% at September 30, 2022.
◾
Provision expense for the three months ended September 30, 2023 was $12.6 million, compared to $3.6 million for the second quarter of 2023 and $4.5 million for the third quarter of 2022. Included in the provision expense in the third quarter of 2023 was $8.8 million of acquisition-related provision for loan losses.

◾
The allowance for loan losses was $114.6 million, or 1.19% of total loans, at September 30, 2023, compared to 1.20% of total loans at June 30, 2023 and 1.22% of total loans at September 30, 2022. The increase in the allowance for loan losses in the third quarter included $14.5 million of allowance for acquired Salisbury loans which included both the $8.8 million of non-purchased credit deteriorated allowance recognized through the provision for loan losses and the $5.8 million of purchased credit deteriorated allowance reclassified from loans.

◾
The reserve for unfunded loan commitments increased to $4.8 million at September 30, 2023 compared to the prior quarter-end at $4.4 million and to $5.3 million at September 30, 2022. The provision for unfunded loan commitments in the third quarter of 2023 included $0.8 million of acquisition-related provision for unfunded loan commitments.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $40.4 million for the three months ended September 30, 2023, up $3.7 million from the second quarter and up $3.1 million from the prior year’s third quarter.

◾	Card services income increased $0.4 million from the prior quarter and decreased $0.2 million from the third quarter of 2022.
◾
Retirement plan administration fees were up $1.1 million from the prior quarter and were $1.3 million higher than the third quarter of 2022 due primarily to seasonal activity-based fees in the quarter, favorable market conditions, new account growth and the acquisition of Retirement Direct, LLC on July 1, 2023.

◾
Wealth management fees increased $1.1 million from the prior quarter and were $0.9 million higher than the third quarter of 2022 primarily due to the Salisbury acquisition and approximately $0.5 million in seasonal activity-based fees.

◾	Insurance services were up $0.6 million from the prior quarter and were $0.5 million higher than the third quarter of 2022.

Noninterest Expense

◾
Total noninterest expense, excluding $7.9 million of acquisition expenses in the third quarter of 2023 and $1.2 million in the second quarter of 2023, increased 6.8% compared to the previous quarter due primarily to the acquisition of Salisbury and increased 8.1% from the third quarter of 2022 due primarily to the acquisition of Salisbury and merit increases for employees.

◾	Salaries and benefits increased 5.2% from the prior quarter driven by the Salisbury acquisition and increased from the third quarter of 2022 due to the Salisbury acquisition and merit increases.
◾
Amortization of intangible assets increased $1.2 million from the prior quarter and $1.1 million from the third quarter of 2022 primarily due to the amortization of intangible assets related to the Salisbury acquisition. The Company recorded a core deposit intangible of $31.2 million and a wealth management customer list intangible of $4.7 million for Salisbury.

◾
FDIC assessment expense increased $0.3 million in the prior quarter primarily due to the acquisition of Salisbury and increased $0.9 million from the third quarter of 2022 driven by the statutory increase in the FDIC assessment rate.

Income Taxes

◾	The effective tax rate was 22.4% for the third quarter of 2023 which was consistent with the second quarter of 2023 and 22.8% for the third quarter of 2022.

Capital

◾	Tangible common equity to tangible assets[1] was 7.15% at September 30, 2023. Tangible book value per share[2] was $20.39 at September 30, 2023, $21.55 at June 30, 2023 and $20.25 at September 30, 2022.
◾
Stockholders’ equity increased $189.3 million from December 31, 2022 driven by the Salisbury acquisition adding $161.7 million of capital and net income generation of $88.3 million, partially offset by dividends declared of $40.8 million, the repurchase of common stock of $4.9 million and a $17.5 million decrease in accumulated other comprehensive income driven by the change in the market value of securities available for sale.

◾	September 30, 2023, CET1 capital ratio of 11.31%, leverage ratio of 10.23% and total risk-based capital ratio of 14.45%.

Dividend

◾
On October 23, 2023, the Board of Directors approved a fourth-quarter cash dividend of $0.32 per share, which represents a $0.02 per quarter, or 6.7%, increase over the dividend paid in the fourth quarter of 2022. This is the Company’s eleventh consecutive year of annual dividend increases. The dividend will be paid on December 15, 2023 to stockholders of record as of December 1, 2023.

Stock Repurchase

◾
The Company purchased 68,500 shares of its common stock in the third quarter of 2023 at an average price of $31.61 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of September 30, 2023, there were 1,444,500 shares available for repurchase under this plan.

Salisbury Bancorp, Inc. Merger

◾
On August 11, 2023, NBT completed its acquisition of Salisbury. Salisbury was a Connecticut-chartered commercial bank with 13 banking offices in northwestern Connecticut, the Hudson Valley region of New York, and southwestern Massachusetts.

◾
In connection with the acquisition, the Company issued 4.3 million shares and acquired approximately $1.57 billion of identifiable assets, including $1.18 billion of loans, $122.7 million in investment securities which were subsequently sold during the quarter, $31.2 million of core deposit intangibles and $4.7 million in a wealth management customer intangible, as well as $1.31 billion in deposits. As of the acquisition date, the fair value discount was $78.7 million for loans, net of the reclassification of the purchase credit deteriorated allowance, and was $3.0 million for subordinated debt, respectively.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Wednesday, October 25, 2023, to review third quarter 2023 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.83 billion at September 30, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 153 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the possibility that NBT and Salisbury may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes; (14) the ability to increase market share and control expenses; (15) changes in the competitive environment among financial holding companies; (16) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) changes in the Company’s organization, compensation and benefit plans; (19) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (20) greater than expected costs or difficulties related to the integration of new products and lines of business; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (reported)
Diluted earnings per share	$0.54	$0.70	$0.78	$0.84	$0.90
Weighted average diluted common shares outstanding	45,398,937	43,126,498	43,125,986	43,144,666	43,110,932
Return on average assets[3]	0.76%	1.02%	1.16%	1.23%	1.33%
Return on average equity[3]	7.48%	9.91%	11.47%	12.30%	12.87%
Return on average tangible common equity1 3	10.73%	13.13%	15.31%	16.54%	17.12%
Net interest margin1 3	3.21%	3.27%	3.55%	3.68%	3.51%

	9 Months Ended September 30,
	2023	2022
Profitability (reported)
Diluted earnings per share	$2.01	$2.68
Weighted average diluted common shares outstanding	43,896,042	43,194,037
Return on average assets[3]	0.97%	1.31%
Return on average equity[3]	9.54%	12.79%
Return on average tangible common equity1 3	13.00%	17.00%
Net interest margin1 3	3.34%	3.22%

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (operating)
Diluted earnings per share[1]	$0.84	$0.80	$0.88	$0.86	$0.91
Return on average assets1 3	1.19%	1.17%	1.31%	1.26%	1.34%
Return on average equity1 3	11.65%	11.40%	12.95%	12.61%	12.91%
Return on average tangible common equity1 3	16.43%	15.08%	17.27%	16.95%	17.17%

	9 Months Ended September 30,
	2023	2022
Profitability (operating)
Diluted earnings per share[1]	$2.53	$2.70
Return on average assets1 3	1.22%	1.32%
Return on average equity1 3	11.98%	12.87%
Return on average tangible common equity1 3	16.25%	17.10%

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data
Short-term interest-bearing accounts	$459,296	$31,878	$68,045	$30,862	$97,303
Securities available for sale	1,399,032	1,453,926	1,512,008	1,527,225	1,556,501
Securities held to maturity	914,520	912,876	906,824	919,517	929,541
Net loans	9,552,774	8,257,724	8,164,328	8,049,347	7,807,984
Total assets	13,827,628	11,890,497	11,839,730	11,739,296	11,640,742
Total deposits	11,401,452	9,529,919	9,681,205	9,495,933	9,918,751
Total borrowings	740,603	880,518	703,248	787,950	277,889
Total liabilities	12,464,807	10,680,004	10,628,071	10,565,742	10,484,196
Stockholders' equity	1,362,821	1,210,493	1,211,659	1,173,554	1,156,546

Capital
Equity to assets	9.86%	10.18%	10.23%	10.00%	9.94%
Tangible equity ratio[1]	7.15%	7.95%	7.99%	7.73%	7.64%
Book value per share	$28.94	$28.26	$28.24	$27.38	$27.00
Tangible book value per share[2]	$20.39	$21.55	$21.52	$20.65	$20.25
Leverage ratio	10.23%	10.51%	10.43%	10.32%	10.21%
Common equity tier 1 capital ratio	11.31%	12.29%	12.28%	12.12%	12.17%
Tier 1 capital ratio	12.23%	13.35%	13.34%	13.19%	13.27%
Total risk-based capital ratio	14.45%	15.50%	15.53%	15.38%	15.50%
Common stock price (end of period)	$31.69	$31.85	$33.71	$43.42	$37.95

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality
Nonaccrual loans	$20,736	$16,931	$16,284	$17,233	$19,098
90 days past due and still accruing	3,528	2,755	2,328	3,823	2,732
Total nonperforming loans	24,264	19,686	18,612	21,056	21,830
Other real estate owned	-	179	105	105	-
Total nonperforming assets	24,264	19,865	18,717	21,161	21,830
Allowance for loan losses	114,601	100,400	100,250	100,800	96,800

Asset quality ratios
Allowance for loan losses to total loans	1.19%	1.20%	1.21%	1.24%	1.22%
Total nonperforming loans to total loans	0.25%	0.24%	0.23%	0.26%	0.28%
Total nonperforming assets to total assets	0.18%	0.17%	0.16%	0.18%	0.19%
Allowance for loan losses to total nonperforming loans	472.31%	510.01%	538.63%	478.72%	443.43%
Past due loans to total loans[4]	0.49%	0.45%	0.30%	0.33%	0.30%
Net charge-offs to average loans[3]	0.18%	0.17%	0.19%	0.18%	0.07%

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loan net charge-offs by line of business
Commercial & industrial	$(327)	$51	$(294)	$(45)	$(1,045)
Commercial real estate	(17)	41	42	8	324
Residential real estate and home equity	(75)	(43)	80	(79)	(56)
Indirect auto	451	273	423	445	222
Residential solar	1,253	581	656	596	43
Other consumer	2,919	2,553	2,904	2,752	1,796
Total loan net charge-offs	$4,204	$3,456	$3,811	$3,677	$1,284

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.88%	0.86%	0.85%	0.82%	0.80%
Commercial real estate	1.00%	0.93%	0.93%	0.91%	0.88%
Residential real estate	0.79%	0.73%	0.73%	0.72%	0.74%
Auto	0.82%	0.80%	0.77%	0.81%	0.78%
Residential solar	3.19%	3.09%	3.04%	3.21%	3.08%
Other consumer	5.23%	5.98%	6.19%	6.27%	6.67%
Total	1.19%	1.20%	1.21%	1.24%	1.22%

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loans by line of business
Commercial & industrial	$1,424,579	$1,319,093	$1,278,291	$1,266,031	$1,262,199
Commercial real estate	3,575,595	2,884,264	2,845,631	2,807,941	2,724,728
Residential real estate	2,111,670	1,666,204	1,651,918	1,649,870	1,626,528
Indirect auto	1,099,558	1,048,739	1,031,315	989,587	952,757
Residential solar	934,082	926,365	920,084	856,798	728,898
Home equity	340,777	310,897	308,219	314,124	313,557
Other consumer	181,114	202,562	229,120	265,796	296,117
Total loans	$9,667,375	$8,358,124	$8,264,578	$8,150,147	$7,904,784

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	September 30,	December 31,
	2023	2022
Assets
Cash and due from banks	$213,358	$166,488
Short-term interest-bearing accounts	459,296	30,862
Equity securities, at fair value	35,600	30,784
Securities available for sale, at fair value	1,399,032	1,527,225
Securities held to maturity (fair value $783,986 and $812,647, respectively)	914,520	919,517
Federal Reserve and Federal Home Loan Bank stock	50,333	44,713
Loans held for sale	4,113	562
Loans	9,667,375	8,150,147
Less allowance for loan losses	114,601	100,800
Net loans	$9,552,774	$8,049,347
Premises and equipment, net	82,837	69,047
Goodwill	360,171	281,204
Intangible assets, net	42,574	7,341
Bank owned life insurance	264,537	232,409
Other assets	448,483	379,797
Total assets	$13,827,628	$11,739,296

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,716,309	$3,617,324
Savings, NOW and money market	6,340,944	5,444,837
Time	1,344,199	433,772
Total deposits	$11,401,452	$9,495,933
Short-term borrowings	490,180	585,012
Long-term debt	29,834	4,815
Subordinated debt, net	119,393	96,927
Junior subordinated debt	101,196	101,196
Other liabilities	322,752	281,859
Total liabilities	$12,464,807	$10,565,742

Total stockholders' equity	$1,362,821	$1,173,554

Total liabilities and stockholders' equity	$13,827,628	$11,739,296

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Interest, fee and dividend income
Interest and fees on loans	$122,097	$85,266	$329,931	$237,148
Securities available for sale	7,495	7,665	22,604	21,822
Securities held to maturity	5,281	4,854	15,307	12,532
Other	2,221	1,429	4,033	3,396
Total interest, fee and dividend income	$137,094	$99,214	$371,875	$274,898
Interest expense
Deposits	$30,758	$2,233	$61,888	$5,831
Short-term borrowings	7,612	84	20,657	113
Long-term debt	294	20	631	140
Subordinated debt	1,612	1,360	4,281	4,078
Junior subordinated debt	1,923	1,039	5,372	2,325
Total interest expense	$42,199	$4,736	$92,829	$12,487
Net interest income	$94,895	$94,478	$279,046	$262,411
Provision for loan losses	$3,883	$4,484	$11,398	$9,470
Provision for loan losses - acquisition day 1 non-PCD	8,750	-	8,750	-
Total provision for loan losses	$12,633	$4,484	$20,148	$9,470
Net interest income after provision for loan losses	$82,262	$89,994	$258,898	$252,941
Noninterest income
Service charges on deposit accounts	$3,979	$3,581	$11,260	$11,032
Card services income	5,503	5,654	15,469	24,100
Retirement plan administration fees	12,798	11,496	35,995	37,451
Wealth management	9,297	8,402	25,611	25,294
Insurance services	4,361	3,892	12,008	11,258
Bank owned life insurance income	1,568	1,560	4,974	4,625
Net securities (losses)	(183)	(148)	(9,822)	(914)
Other	2,913	2,735	8,195	8,641
Total noninterest income	$40,236	$37,172	$103,690	$121,487
Noninterest expense
Salaries and employee benefits	$49,248	$48,371	$144,237	$140,595
Technology and data services	9,677	9,096	27,989	26,588
Occupancy	7,090	6,481	21,233	19,761
Professional fees and outside services	4,149	3,817	12,486	11,999
Office supplies and postage	1,700	1,469	5,004	4,441
FDIC assessment	1,657	787	4,397	2,399
Advertising	667	559	1,841	1,943
Amortization of intangible assets	1,609	544	2,603	1,725
Loan collection and other real estate owned, net	569	549	2,115	1,690
Reserve for unfunded loan commitments	460	225	(270)	205
Acquisition expenses	7,917	-	9,724	-
Other	6,054	4,796	17,554	13,610
Total noninterest expense	$90,797	$76,694	$248,913	$224,956
Income before income tax expense	$31,701	$50,472	$113,675	$149,472
Income tax expense	7,095	11,499	25,339	33,598
Net income	$24,606	$38,973	$88,336	$115,874
Earnings Per Share
Basic	$0.54	$0.91	$2.02	$2.70
Diluted	$0.54	$0.90	$2.01	$2.68

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$122,097	$106,935	$100,899	$95,620	$85,266
Securities available for sale	7,495	7,493	7,616	7,831	7,665
Securities held to maturity	5,281	4,991	5,035	5,050	4,854
Other	2,221	1,170	642	671	1,429
Total interest, fee and dividend income	$137,094	$120,589	$114,192	$109,172	$99,214
Interest expense
Deposits	$30,758	$19,986	$11,144	$4,092	$2,233
Short-term borrowings	7,612	8,126	4,919	2,510	84
Long-term debt	294	290	47	21	20
Subordinated debt	1,612	1,335	1,334	1,346	1,360
Junior subordinated debt	1,923	1,767	1,682	1,424	1,039
Total interest expense	$42,199	$31,504	$19,126	$9,393	$4,736
Net interest income	$94,895	$89,085	$95,066	$99,779	$94,478
Provision for loan losses	$3,883	$3,606	$3,909	$7,677	$4,484
Provision for loan losses - acquisition day 1 non-PCD	8,750	-	-	-	-
Total provision for loan losses	$12,633	$3,606	$3,909	$7,677	$4,484
Net interest income after provision for loan losses	$82,262	$85,479	$91,157	$92,102	$89,994
Noninterest income
Service charges on deposit accounts	$3,979	$3,733	$3,548	$3,598	$3,581
Card services income	5,503	5,121	4,845	4,958	5,654
Retirement plan administration fees	12,798	11,735	11,462	10,661	11,496
Wealth management	9,297	8,227	8,087	8,017	8,402
Insurance services	4,361	3,716	3,931	3,438	3,892
Bank owned life insurance income	1,568	1,528	1,878	1,419	1,560
Net securities (losses)	(183)	(4,641)	(4,998)	(217)	(148)
Other	2,913	2,626	2,656	2,217	2,735
Total noninterest income	$40,236	$32,045	$31,409	$34,091	$37,172
Noninterest expense
Salaries and employee benefits	$49,248	$46,834	$48,155	$47,235	$48,371
Technology and data services	9,677	9,305	9,007	9,124	9,096
Occupancy	7,090	6,923	7,220	6,521	6,481
Professional fees and outside services	4,149	4,159	4,178	4,811	3,817
Office supplies and postage	1,700	1,676	1,628	1,699	1,469
FDIC assessment	1,657	1,344	1,396	798	787
Advertising	667	525	649	879	559
Amortization of intangible assets	1,609	458	536	538	544
Loan collection and other real estate owned, net	569	691	855	957	549
Reserve for unfunded loan commitments	460	(100)	(630)	(185)	225
Acquisition expenses	7,917	1,189	618	967	-
Other	6,054	5,790	5,710	6,165	4,796
Total noninterest expense	$90,797	$78,794	$79,322	$79,509	$76,694
Income before income tax expense	$31,701	$38,730	$43,244	$46,684	$50,472
Income tax expense	7,095	8,658	9,586	10,563	11,499
Net income	$24,606	$30,072	$33,658	$36,121	$38,973
Earnings Per Share
Basic	$0.54	$0.70	$0.78	$0.84	$0.91
Diluted	$0.54	$0.70	$0.78	$0.84	$0.90

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2023		Q2 - 2023		Q1 - 2023		Q4 - 2022		Q3 - 2022
Assets
Short-term interest-bearing accounts	$121,384	4.26%	$28,473	3.62%	$34,215	2.26%	$39,573	3.31%	$191,463	2.51%
Securities taxable[1]	2,364,809	1.90%	2,394,027	1.90%	2,442,732	1.92%	2,480,959	1.88%	2,491,315	1.83%
Securities tax-exempt 1 5	219,427	3.34%	201,499	2.83%	202,321	2.81%	208,238	2.68%	211,306	2.47%
FRB and FHLB stock	53,841	6.76%	51,454	7.12%	41,144	4.45%	32,903	4.11%	25,182	3.47%
Loans1 6	9,043,582	5.36%	8,307,894	5.17%	8,189,520	5.00%	8,039,442	4.72%	7,808,025	4.34%
Total interest-earning assets	$11,803,043	4.63%	$10,983,347	4.42%	$10,909,932	4.26%	$10,801,115	4.02%	$10,727,291	3.68%
Other assets	968,220		835,424		836,879		855,410		887,378
Total assets	$12,771,263		$11,818,771		$11,746,811		$11,656,525		$11,614,669
Liabilities and stockholders' equity
Money market deposit accounts	$2,422,451	2.91%	$2,113,965	2.30%	$2,081,210	1.22%	$2,169,192	0.39%	$2,332,341	0.15%
NOW deposit accounts	1,513,420	0.57%	1,463,953	0.38%	1,598,834	0.36%	1,604,096	0.33%	1,548,115	0.21%
Savings deposits	1,707,094	0.04%	1,708,874	0.03%	1,781,465	0.03%	1,823,056	0.03%	1,854,122	0.03%
Time deposits	1,178,352	3.60%	856,305	2.97%	639,645	2.10%	432,110	0.41%	455,168	0.35%
Total interest-bearing deposits	$6,821,317	1.79%	$6,143,097	1.30%	$6,101,154	0.74%	$6,028,454	0.27%	$6,189,746	0.14%
Federal funds purchased	6,033	5.39%	48,407	5.35%	44,334	4.92%	56,576	4.03%	1,522	3.39%
Repurchase agreements	71,516	1.40%	55,627	1.08%	71,340	0.08%	76,334	0.11%	69,048	0.10%
Short-term borrowings	540,380	5.34%	557,818	5.27%	357,200	4.96%	177,533	4.28%	6,440	3.33%
Long-term debt	29,800	3.91%	29,773	3.91%	7,299	2.61%	3,817	2.18%	3,331	2.38%
Subordinated debt, net	109,160	5.86%	97,081	5.52%	96,966	5.58%	97,839	5.46%	98,748	5.46%
Junior subordinated debt	101,196	7.54%	101,196	7.00%	101,196	6.74%	101,196	5.58%	101,196	4.07%
Total interest-bearing liabilities	$7,679,402	2.18%	$7,032,999	1.80%	$6,779,489	1.14%	$6,541,749	0.57%	$6,470,031	0.29%
Demand deposits	3,498,424		3,316,955		3,502,489		3,658,965		3,708,131
Other liabilities	287,751		251,511		274,517		290,895		234,851
Stockholders' equity	1,305,686		1,217,306		1,190,316		1,164,916		1,201,656
Total liabilities and stockholders' equity	$12,771,263		$11,818,771		$11,746,811		$11,656,525		$11,614,669
Interest rate spread		2.45%		2.62%		3.12%		3.45%		3.39%
Net interest margin (FTE)[1]		3.21%		3.27%		3.55%		3.68%		3.51%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Nine Months Ended September 30,	2023			2022
Assets
Short-term interest-bearing accounts	$61,677	$1,751	3.80%	$575,517	$2,742	0.64%
Securities taxable[1]	2,400,237	34,218	1.91%	2,406,042	31,460	1.75%
Securities tax-exempt1 5	207,812	4,675	3.01%	242,033	3,664	2.02%
FRB and FHLB stock	48,860	2,282	6.24%	25,064	654	3.49%
Loans1 6	8,516,793	330,314	5.19%	7,683,159	237,290	4.13%
Total interest-earning assets	$11,235,379	$373,240	4.44%	$10,931,815	$275,810	3.37%
Other assets	880,655			905,931
Total assets	$12,116,034			$11,837,746
Liabilities and stockholders' equity
Money market deposit accounts	$2,207,126	$36,107	2.19%	$2,541,927	$2,801	0.15%
NOW deposit accounts	1,525,089	4,989	0.44%	1,570,318	1,260	0.11%
Savings deposits	1,732,205	462	0.04%	1,831,485	442	0.03%
Time deposits	893,407	20,330	3.04%	475,966	1,328	0.37%
Total interest-bearing deposits	$6,357,827	$61,888	1.30%	$6,419,696	$5,831	0.12%
Federal funds purchased	32,784	1,266	5.16%	513	13	3.39%
Repurchase agreements	66,162	416	0.84%	67,279	46	0.09%
Short-term borrowings	485,804	18,975	5.22%	2,170	54	3.33%
Long-term debt	22,373	631	3.77%	7,509	140	2.49%
Subordinated debt, net	101,114	4,281	5.66%	98,641	4,078	5.53%
Junior subordinated debt	101,196	5,372	7.10%	101,196	2,325	3.07%
Total interest-bearing liabilities	$7,167,260	$92,829	1.73%	$6,697,004	$12,487	0.25%
Demand deposits	3,439,275			3,709,761
Other liabilities	271,307			219,983
Stockholders' equity	1,238,192			1,210,998
Total liabilities and stockholders' equity	$12,116,034			$11,837,746
Net interest income (FTE)[1]		$280,411			$263,323
Interest rate spread			2.71%			3.12%
Net interest margin (FTE)[1]			3.34%			3.22%
Taxable equivalent adjustment		$1,365			$912
Net interest income		$279,046			$262,411

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Operating net income
Net income	$24,606	$30,072	$33,658	$36,121	$38,973
Acquisition expenses	7,917	1,189	618	967	-
Acquisition-related provision for credit losses	8,750	-	-	-	-
Acquisition-related reserve for unfunded loan commitments	836	-	-	-	-
Securities losses	183	4,641	4,998	217	148
Adjustment to net income	$17,686	$5,830	$5,616	$1,184	$148
Adjustment to net income (net of tax)	$13,730	$4,525	$4,341	$913	$114
Operating net income	$38,336	$34,597	$37,999	$37,034	$39,087
Operating diluted earnings per share	$0.84	$0.80	$0.88	$0.86	$0.91

	9 Months Ended September 30,
	2023	2022
Operating net income
Net income	$88,336	$115,874
Acquisition expenses	9,724	-
Acquisition-related provision for credit losses	8,750	-
Acquisition-related reserve for unfunded loan commitments	836	-
Securities losses	9,822	914
Adjustment to net income	$29,132	$914
Adjustment to net income (net of tax)	$22,577	$712
Operating net income	$110,913	$116,586
Operating diluted earnings per share	$2.53	$2.70

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
FTE adjustment
Net interest income	$94,895	$89,085	$95,066	$99,779	$94,478
Add: FTE adjustment	568	402	395	392	337
Net interest income (FTE)	$95,463	$89,487	$95,461	$100,171	$94,815
Average earning assets	$11,803,043	$10,983,347	$10,909,932	$10,801,115	$10,727,291
Net interest margin (FTE)[3]	3.21%	3.27%	3.55%	3.68%	3.51%

	9 Months Ended September 30,
	2023	2022
FTE adjustment
Net interest income	$279,046	$262,411
Add: FTE adjustment	1,365	912
Net interest income (FTE)	$280,411	$263,323
Average earning assets	$11,235,379	$10,931,815
Net interest margin (FTE)[3]	3.34%	3.22%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Tangible equity to tangible assets
Total equity	$1,362,821	$1,210,493	$1,211,659	$1,173,554	$1,156,546
Intangible assets	402,745	287,701	288,159	288,545	289,083
Total assets	$13,827,628	$11,890,497	$11,839,730	$11,739,296	$11,640,742
Tangible equity to tangible assets	7.15%	7.95%	7.99%	7.73%	7.64%

	2023			2022
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Return on average tangible common equity
Net income	$24,606	$30,072	$33,658	$36,121	$38,973
Amortization of intangible assets (net of tax)	1,206	344	402	404	408
Net income, excluding intangibles amortization	$25,812	$30,416	$34,060	$36,525	$39,381

Average stockholders' equity	$1,305,686	$1,217,306	$1,190,316	$1,164,916	$1,201,656
Less: average goodwill and other intangibles	350,912	287,974	288,354	288,856	289,296
Average tangible common equity	$954,774	$929,332	$901,962	$876,060	$912,360
Return on average tangible common equity[3]	10.73%	13.13%	15.31%	16.54%	17.12%

	9 Months Ended September 30,
	2023	2022
Return on average tangible common equity
Net income	$88,336	$115,874
Amortization of intangible assets (net of tax)	1,952	1,294
Net income, excluding intangibles amortization	$90,288	$117,168

Average stockholders' equity	$1,238,192	$1,210,998
Less: average goodwill and other intangibles	309,309	289,366
Average tangible common equity	$928,883	$921,632
Return on average tangible common equity[3]	13.00%	17.00%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.